Exhibit 21.01
NutraCea
Subsidiaries of the Registrant
As of March 31, 2010

Subsidiaries of the Registrant	State or Other Jurisdiction of Incorporation
Global Nutra, Inc. (1) (13)	Nevada corporation
Global Nutra Solutions LLC (1) (13)	Delaware limited liability company
Grainnovations, Inc. (1)	Delaware limited liability company
Grainnovations, Inc. (1) (13)	Tennessee corporation
Grain Enhancement, LLC (2)	Delaware limited liability company
Medan LLC (1) (13)	Delaware limited liability company
PT Panganmas Inti Nusantara (3)	Indonesian company
Nutra SA LLC (4)	Delaware limited liability company
Industria Riograndens De Oleos Vegetais Ltda (5)	Limited liability company organized under the laws of the Federative Republic of Brazil
NutraCea Brazil Ltda (1)	Limited liability company organized under the laws of the Federative Republic of Brazil
NutraCea/Cura LLC (6) (13)	Delaware limited liability company
NutraCea Offshore LTD (7)	Company organized under the laws of the Cayman Islands
Nutramercials, Inc. (1) (13)	Nevada corporation
Infomaxx, LLC. (8) (13)	Delaware limited liability company
NutraPhoenix, LLC (1)	Delaware limited liability company
NutraPharma, LLC (1) (13)	Delaware limited liability company
NutraStar Technologies Incorporated (1) (13)	Nevada corporation
NutraGlo Incorporated (12) (13)	Nevada corporation
NutraStarSport, Inc. (1) (13)	Nevada corporation
Rice Rx, LLC (9)	Delaware limited liability company
Rice Science LLC (10)	Delaware limited liability company
The RiceX Company (1)	Delaware corporation
RiceX Nutrients, Inc. (11) (13)	Montana corporation
Global Nutra Solution, LLC (1)	Delaware limited liability company

(1)	wholly owned subsidiary of NutraCea
(2)	47.5% interest
(3)	51.0% interest
(4)	wholly owned by NutraCea until January 2011 when interest was reduced to 64.4%
(5)	wholly owned subsidiary of Nutra SA LLC
(6)	90.0% interest
(7)	72.0% interest
(8)	wholly owned subsidiary of Nutramercials, Inc.
(9)	50.0% interest
(10)	80.0% interest
(11)	wholly owned subsidiary of The RiceX Company
(12)	wholly owned subsidiary of NutraStar Icorporated.
(13)	inactive